SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                  FORM 8-K

                               Current Report

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) - April 20, 1994

                      NORTH FORK BANCORPORATION, INC.
           (Exact name of registrant as specified in its charter)

             Delaware                   0-10280       36-3154608
   (State or other jurisdiction       (Commission     (IRS Employer
        of incorporation)             File Number)    Identification No.)

             9025 Main Road
            Mattituck, New York                       11952
   (Address of principal executive offices)           (Zip Code)

     Registrant's telephone number, including area code: (516) 298-5000



          Item 5.  Other Events

               On April 20, 1994 North Fork Bancorporation, Inc.
          (the "Registrant") issued in a private placement a $25 million 7.56% Senior Note (the "Note") maturing April 20, 1999 to Allstate Life Insurance Company.

               The proceeds were used to retire, prior to maturity, its $20 million 10.08% Senior Note which was due March 31, 1995 (the "Old Note"). The remainder of the proceeds less expenses associated with the retirement of the Old Note will be used for general corporate purposes.

               The Note Purchase Agreement pursuant to which the Note was issued (the "Agreement") contains certain covenants relating to, among other things, the maintenance of certain consolidated tangible net worth and total risk based capital levels, limitations on the payment of dividends and the repurchase of common stock and the maintenance of certain non-performing asset levels.

               The foregoing is only a summary of the provisions of the Note and the Agreement and is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10(a), and is incorporated herein by reference.


          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

          10(a). Note Purchase Agreement, dated as of April 20, 1994, between the Registrant and Allstate Life Insurance Company.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Date:  April 25, 1994

                                   NORTH FORK BANCORPORATION, INC.

                                   By: Daniel M. Healy
                                        Daniel M. Healy
                                        Executive Vice President
                                        & Chief Financial Officer


                               Exhibit Index

     Exhibit Number           Description                        Page

         10(a)           Note Purchase Agreement, dated
                         as of April 20, 1994, between
                         the Registrant and Allstate Life
                         Insurance Company